ADDENDUM 2

                       TO THE SHARE AND PURCHASE AGREEMENT

                                     BETWEEN

       ASW International I, BV a company organized under the laws of The Netherlands, with outstanding capital of 18.151,21 Euros and its registered office in (1083 HK) Amsterdam, The Netherlands, at Drentestraat 24 BG, with BV number 604.699, registered with the Chamber of Commerce for Amsterdam under number 33294385 (the "Seller"), represented herein by Mr. Joseph R. Grewe, duly authorized in accordance with board of directors resolution of AS International Inc in its capacity as managing director of the Seller, dated February 5, 2003, a copy of which is attached as Annex A hereto.

                                                             - on the one side -

                                       AND

       Maberfin S.p.A. a company organized under the laws of Italy, with outstanding capital of 1,238,400 Euro and its registered office in Ponte San Pietro (BG) at Via Ciro Menotti 4 (the "Former Purchaser"), represented herein by Mr. Michele Mazzucconi, duly authorized in accordance with board of directors resolution of Maberfin S.p.A., dated February 3, 2003, a copy of which is attached as Annex B hereto and CROWN EXECUTIVE AVIATION LIMITED, a private limited company organized under the laws of the United Kingdom with its registered office located at 15 Northfields Prospect, Northfields, London, SW181PE England (the
       "Purchaser") represented by Mr. Marco Acquistapace, duly empowered to execute this Agreement pursuant the by-laws of Crown Executive Aviation Limited, a copy of which is attached hereto as Annex C hereto and.

                                                           - on the other side -
       (hereinafter, collectively, referred to as the "Parties")

                                     Whereas

       On February 11, 2003, the Seller and Former Purchaser have signed a Share and Purchaser Agreement (the "SPA") for the purchase of ASW International II, BV, a company organized under the laws of The Netherlands, with outstanding capital of 22.689,01 Euros and its registered office in (1083 HK) Amsterdam, The Netherlands, at Drentestraat 24 BG, with BV number 604.778, registered with the Chamber of Commerce for Amsterdam under number 33294386 ("ASW-II)");

       On February 17, 2003, the Seller and the Former Purchaser have signed a first Addendum to the SPA;

       The parties hereto desire to further amend the Share and Purchase Agreement to provide for the substitution of Purchaser for Former Purchaser;

       Unless otherwise indicated herein, capitalized terms shall have the same meaning attributed to them in the SPA

       NOW, therefore, the Parties hereto agree as follows:

                                    Article 1
                 Substitution of Purchaser for Former Purchaser

       The Parties hereby agree that the SPA shall be amended to provide that all rights and duties of Former Purchaser shall be assigned and delegated to Purchaser as if it were the original Purchaser in the SPA and Former Purchaser releases and discharges the Seller from any duties, obligations, representations
                                       1
or warranties to it as contained in the SPA. Additionally, Former Purchaser represents that it has provided to Purchaser all information gathered by it to date as a result of its due diligence. The obligation to provide the Advance Payment pursuant to Paragraph 2.3(i) of the SPA has been accomplished by Former Purchaser and is assigned to Purchaser. The Special Withdrawal Right contained in Paragraph 3.2 has lapsed without being exercised. Purchaser and Former Purchaser have already agreed with a separate contract the consideration for the assignment of the Agreement.

                                    Article 2
                        Substantive Amendments to the SPA

       The parties hereby further agree that the SPA will be amended or partially amended in the following respects:

       "1.6   Definitions.
          "Purchaser's    Representative"    means   Mr.   Franco   Mondino,   a
       representative selected by Purchaser to be kept informed of Speedline's and Subsidiaries' day-to-day and ordinary management, as set forth in
       Article 5;"

       "7.2   Due Incorporation of Purchaser.
       The Purchaser is a limited corporation duly incorporated, validly existing and in good standing under the laws of England."

       "8.2 Antitrust Filing. The Purchaser shall make, with the assistance of the Seller, any antitrust filing under applicable Laws in respect of the purchase of ASW-II, Speedline and the Subsidiaries as well as any and all transactions contemplated in this Agreement and shall assume any risk and indemnify and hold Seller harmless for any loss, cost or liability for Purchaser's failure to do so prior to the Closing."

       "11.1      Expenses of Sale.
       The Seller on one hand, and the Purchaser on the other, shall bear their own direct and indirect costs and expenses, including, without limitation, any filing fee or expenses, fees and expenses of all attorneys, accountants and other professionals, incurred in connection with the negotiation and preparation of this Agreement, and the completion and performance of the transactions contemplated herein. All reasonable and customary costs and expenses of sale and closing the transactions contemplated by this Agreement shall be paid by the Purchaser including, without limitation, any and all notarial fees and expenses and stamp duties, excluding, however, any fees or expenses of the Seller's attorneys, accountants and advisors (the "Closing Costs"), only as long as the size of costs and expenses and stamp duties of the sale and closing in The Netherlands is equivalent to the costs, expenses and duties it would involve in case sale and closing took place in Italy or England. Any costs, expenses and duties in excess should be born entirely by the Seller. "

       "12.1  Notices.
       Any notice, notification or other communication required or permitted to be given hereunder shall be, in writing, and shall be delivered in person, transmitted by courier, or registered mail receipt return, telegram, telefax with receipt confirmation, and addressed as follows:

       (b)    if to the Purchaser to:
              Mr. Marco Acquistapace
              Crown Executive Aviation Ltd.
              15 Northfields Prospect
              Northfields, London
              SW18 1PE
              Fax no.: +44.2088746619
              Tel no.: +44.2088740927
                                        2

              CC: Mr. Stefano Zonca
              Zonca Briolini Felli
              Via Verdi 7
              24121 Bergamo Italy
              Fax no. 035-232833
              Tel no.: 035-221023

                                     * * *"

                                    Article 3
                               No Other Amendment

       The Parties acknowledge that all the other provisions of the SPA remain valid and enforceable and that this Amendment shall not give rise to a "novation" or amendment of any other provisions of the SPA or used for interpretation or construction of any term or conditions contained in the of the SPA.

                                    Article 4
                              Counterpart Execution

       The Parties acknowledge that this Amendment may be executed in counterpart and shall be deemed fully executed when each party has executed at least one counterpart. Additionally, this Amendment may be signed by faxed signatures and shall be deemed signed when a fax signed copy has been transmitted to the other party.

                                    * * * * *






       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by officers duly authorized hereunto as of the date first above written.

       For the Seller:

       ASW International I, BV
       By:  AS International, Inc


       By: /S/ Joseph R. Grewe
          -----------------------------
       Name: Joseph R. Grewe
       Title: Vice President


       For the Former Purchaser:

       Maberfin S.p.A.



       By: /S/ Michele Mazzucconi
          -----------------------------
       Name: Michele Mazzucconi
       Title: Member of the Board and Authorized Representative

       For the Purchaser
       Crown Executive Aviation Limited



       By:
          -----------------------------
       Name: Marco Acquistapace
       Title: Sole Director



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